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                                                                     Exhibit 5.1


                        [BISK & FITCH, L.L.P. LETTERHEAD]

                                  July 25, 2001

TeraForce Technology Corporation
1240 East Campbell Road
Richardson, Texas 75081

         Re: Registration Statement on Form S-8 ("Registration Statement") of TeraForce Technology Corporation

Ladies and Gentlemen:

         We have acted as counsel to TeraForce Technology Corporation, a Delaware corporation (the "Company"), with respect to the issuance of this opinion relating to the proposed offering by the Registrant of up to Ten Million One Hundred Seventy-Six Thousand (10,176,000) shares (the "Shares") of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), under the Registration Statement filed by the Company under the Securities Act of 1933, as amended, pursuant to the Registrant's Amended and Restated Stock Incentive Plan, the 1986 Employee Stock Option Plan, and the Directors' Stock Plan, as such plans have been amended (the "Plans").

         As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents, certificates, oral or written statements and other information of or from officers and representatives of the Company, its subsidiaries and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. Unless otherwise defined herein, capitalized terms shall habe the meaning assigned to them in the Registration Statement.

         Based on the foregoing, we are of the opinion that:

         1. The issuance by the Company of the Shares of Common Stock covered by the Registration Statement pursuant to the Plans has been duly authorized by all necessary corporate action on the part of the Company.

         2. Upon the issuance of the Shares against payment therefor as provided in the Plans, the Shares will be validly issued, fully paid and non-assessable to the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ BISK & FITCH, L.L.P.

                                              BISK & FITCH, L.L.P.